Exhibit 16.1

June 29, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated June 29, 2011, of LaBranche & Co Inc. (n/k/a Cowen Structured Holdings LLC) and are in agreement with the statements contained therein.

Very truly yours,

/s/ Rothstein, Kass & Company, P.C.

Rothstein, Kass & Company, P.C.